EXHIBIT A
Cover Letter to the Offer to Purchase and Letter of Transmittal
[Arden Sage Multi-Strategy Fund, L.L.C. Letterhead]
IF YOU DO NOT WANT TO SELL YOUR
UNITS OF LIMITED LIABILITY COMPANY INTERESTS
AT THIS TIME, PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FUND’S TENDER OFFER.
September 29, 2011
Dear Arden Sage Multi-Strategy Fund, L.L.C. Member:
     We are writing to inform you of important dates relating to a tender offer by Arden Sage Multi-Strategy Fund, L.L.C. (formerly named Robeco-Sage Multi-Strategy Fund, L.L.C.) (the “Fund”) pursuant to which the Fund is offering to repurchase units of limited liability company interests in the Fund (“Units”), as described in the attached Offer to Purchase.
     In addition, as you may know, on June 2, 2011, Robeco Groep, N.V. (“Robeco Groep”) and Arden Asset Management LLC (“Arden”) announced an agreement under which Robeco Groep will transfer to Arden management of Robeco Investment Management, Inc.’s (the “Adviser”) fund of hedge funds division, Robeco-Sage (the “Transaction”). The Transaction is expected to close effective October 1, 2011 (the “Closing”). The Fund’s currently effective investment advisory agreement with the Adviser will terminate in connection with the Transaction, effective upon the Closing, and Arden will become the investment adviser of the Fund. In connection with the Transaction, the Fund’s name has been changed to “Arden Sage Multi-Strategy Fund, L.L.C.” In addition, upon the Closing, Craig Krawiec will replace Timothy J. Stewart as a Manager of the Fund. Please refer to Section 8 for additional information about the Transaction and Arden.
     Additionally, the board of managers of each of the Fund and Arden Sage Multi-Strategy TEI Fund, L.L.C. (formerly Robeco-Sage Multi-Strategy TEI Fund, L.L.C.) (the “TEI Fund”) approved the reorganization of the TEI Fund with and into the Fund, whereby the TEI Fund will transfer all of its assets and liabilities to the Fund and, in return, the Fund will issue Units to members of the TEI Fund in an amount equal to the value of their units in the TEI Fund. As of July 31, 2011, the TEI Fund had approximately $18.9 million of net assets. Additionally, in connection with this reorganization, the board of managers of Arden Sage Multi-Strategy TEI Master Fund, L.L.C. (formerly named Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C.) (the “TEI Master Fund”) approved the reorganization of the TEI Master Fund with and into Arden Sage Multi-Strategy Master Fund, L.L.C. (formerly named Robeco-Sage Multi-Strategy Master Fund, L.L.C.) (the “Master Fund”), in which the Fund invests substantially all of its assets, whereby the TEI Master Fund will transfer all of its assets and liabilities to the Master Fund and in return, the Master Fund will issue its units to members of the TEI Master Fund in an amount equal to the value of their units in the TEI Master Fund (both reorganizations are referred to as the “Reorganization”). As required by law, the Reorganization was approved by members of Arden Sage Multi-Strategy TEI Institutional Fund, L.L.C. at a meeting held on September 9,

2011 and by members of the TEI Fund, Arden Sage Triton Fund, L.L.C., and the TEI Master Fund at a meeting held on September 27, 2011, and is expected to close on or about October 1, 2011.
     Furthermore, consistent with the Master Fund’s Limited Liability Company Agreement, the board of managers of the Master Fund has determined to accept (in lieu of a cash investment) an in-kind investment by former or current investors in another fund managed by the Adviser (“Contributing Investors”), in exchange for units of the Master Fund. The in-kind investment consisted of shares in a special purpose vehicle that holds substantially the same portfolio funds as are currently held by the Master Fund. In this connection, and consistent with the LLC Agreement, the Fund has determined to accept from the Contributing Investors their units of the Master Fund received as a result of the in-kind investment, in exchange for Units, as of October 1, 2011. The in-kind contributions to the Fund are expected to approximate a value of $43.1 million (which, upon acceptance, would cause an equivalent increase in value to the Fund’s net assets).
INFORMATION ABOUT THE TENDER OFFER
     As described in the attached Offer to Purchase, the Fund is offering to purchase from Members up to $61 million of Units at a price equal to the net asset value of Units determined as of December 31, 2011. The tender offer period will begin on September 29, 2011 and will end at 12:00 midnight, Eastern time, on October 27, 2011. The purpose of the tender offer is to provide liquidity to members that hold Units. Units may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.
     Should you wish to tender all or a portion of your Units for purchase by the Fund during this tender offer period, please complete and return the enclosed Letter of Transmittal in the enclosed postage-paid envelope or by fax so that it arrives no later than October 27, 2011. If you do not wish to tender your Units, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO TENDER ANY OF YOUR UNITS AT THIS TIME.
     All tenders of Units must be received by UMB Fund Services, Inc. either by mail or by fax (if by fax, please deliver an original, executed copy promptly thereafter) in good order by October 27, 2011.
     If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call UMB Fund Services, Inc. at (877) 491-4991.
Sincerely,
Arden Sage Multi-Strategy Fund, L.L.C.

Cover Letter to the Offer to Purchase and Letter of Transmittal
[For clients of certain brokers]
[Arden Sage Multi-Strategy Fund, L.L.C. Letterhead]
IF YOU DO NOT WANT TO SELL YOUR
UNITS OF LIMITED LIABILITY COMPANY INTERESTS
AT THIS TIME, PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FUND’S TENDER OFFER.
September 29, 2011
Dear Arden Sage Multi-Strategy Fund, L.L.C. Member:
     We are writing to inform you of important dates relating to a tender offer by Arden Sage Multi-Strategy Fund, L.L.C. (formerly named Robeco-Sage Multi-Strategy Fund, L.L.C.) (the “Fund”) pursuant to which the Fund is offering to repurchase units of limited liability company interests in the Fund (“Units”), as described in the attached Offer to Purchase.
     In addition, as you may know, on June 2, 2011, Robeco Groep, N.V. (“Robeco Groep”) and Arden Asset Management LLC (“Arden”) announced an agreement under which Robeco Groep will transfer to Arden management of Robeco Investment Management, Inc.’s (the “Adviser”) fund of hedge funds division, Robeco-Sage (the “Transaction”). The Transaction is expected to close effective October 1, 2011 (the “Closing”). The Fund’s currently effective investment advisory agreement with the Adviser will terminate in connection with the Transaction, effective upon the Closing, and Arden will become the investment adviser of the Fund. In connection with the Transaction, the Fund’s name has been changed to “Arden Sage Multi-Strategy Fund, L.L.C.” In addition, upon the Closing, Craig Krawiec will replace Timothy J. Stewart as a Manager of the Fund. Please refer to Section 8 for additional information about the Transaction and Arden.
     Additionally, the board of managers of each of the Fund and Arden Sage Multi-Strategy TEI Fund, L.L.C. (formerly Robeco-Sage Multi-Strategy TEI Fund, L.L.C.) (the “TEI Fund”) approved the reorganization of the TEI Fund with and into the Fund, whereby the TEI Fund will transfer all of its assets and liabilities to the Fund and, in return, the Fund will issue Units to members of the TEI Fund in an amount equal to the value of their units in the TEI Fund. As of July 31, 2011, the TEI Fund had approximately $18.9 million of net assets. Additionally, in connection with this reorganization, the board of managers of Arden Sage Multi-Strategy TEI Master Fund, L.L.C. (formerly named Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C.) (the “TEI Master Fund”) approved the reorganization of the TEI Master Fund with and into Arden Sage Multi-Strategy Master Fund, L.L.C. (formerly named Robeco-Sage Multi-Strategy Master Fund, L.L.C.) (the “Master Fund”), in which the Fund invests substantially all of its assets, whereby the TEI Master Fund will transfer all of its assets and liabilities to the Master Fund and in return, the Master Fund will issue its units to members of the TEI Master Fund in an amount equal to the value of their units in the TEI Master Fund (both reorganizations are referred to as the “Reorganization”). As required by law, the Reorganization was approved by members of Arden Sage Multi-Strategy TEI Institutional Fund, L.L.C. at a meeting held on September 9,

2011 and by members of the TEI Fund, Arden Sage Triton Fund, L.L.C., and the TEI Master Fund at a meeting held on September 27, 2011, and is expected to close on or about October 1, 2011.
     Furthermore, consistent with the Master Fund’s Limited Liability Company Agreement, the board of managers of the Master Fund has determined to accept (in lieu of a cash investment) an in-kind investment by former or current investors in another fund managed by the Adviser (“Contributing Investors”), in exchange for units of the Master Fund. The in-kind investment consisted of shares in a special purpose vehicle that holds substantially the same portfolio funds as are currently held by the Master Fund. In this connection, and consistent with the LLC Agreement, the Fund has determined to accept from the Contributing Investors their units of the Master Fund received as a result of the in-kind investment, in exchange for Units, as of October 1, 2011. The in-kind contributions to the Fund are expected to approximate a value of $43.1 million (which, upon acceptance, would cause an equivalent increase in value to the Fund’s net assets).
INFORMATION ABOUT THE TENDER OFFER
     As described in the attached Offer to Purchase, the Fund is offering to purchase from Members up to $61 million of Units at a price equal to the net asset value of Units determined as of December 31, 2011. The tender offer period will begin on September 29, 2011 and will end at 12:00 midnight, Eastern time, on October 27, 2011. The purpose of the tender offer is to provide liquidity to members that hold Units. Units may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.
     Should you wish to tender all or a portion of your Units for purchase by the Fund during this tender offer period, please contact your Financial Advisor (“FA”) who will provide you with a customized Tender Offer Form for your account. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only.
     The Tender Offer Form generated for your account will need to be signed and returned to your FA by midnight, Eastern time, on October 27, 2011. Upon receiving signed documentation, your FA will submit the form and enter the order for processing.
     If you do not wish to tender your Units, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO TENDER ANY OF YOUR UNITS AT THIS TIME.
     If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call your FA.
Sincerely,
Arden Sage Multi-Strategy Fund, L.L.C.

EXHIBIT A
Cover Letter to the Offer to Purchase and Letter of Transmittal
[For investors of Arden Sage Multi-Strategy TEI Fund, L.L.C.]
[Arden Sage Multi-Strategy Fund, L.L.C. Letterhead]
IF YOU DO NOT WANT TO SELL YOUR
UNITS OF LIMITED LIABILITY COMPANY INTERESTS
AT THIS TIME, PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FUND’S TENDER OFFER.
September 29, 2011
Dear Arden Sage Multi-Strategy TEI Fund, L.L.C. (the “TEI Fund”) Member:
     We are writing to inform you of important dates relating to a tender offer by Arden Sage Multi-Strategy Fund, L.L.C. (formerly named Robeco-Sage Multi-Strategy Fund, L.L.C.) (the “Fund”) pursuant to which the Fund is offering to repurchase units of limited liability company interests in the Fund (“Units”), as described in the attached Offer to Purchase. As described further below, as of October 1, 2011, you will become a member of the Fund and will hold Units in the Fund. Therefore, as with other members of the Fund, you will have the opportunity to participate in the Fund’s tender offer. You are receiving the Fund’s Offer to Purchase instead of receiving a tender offer from the TEI Fund. If you wish to tender all or a portion of your Units for purchase by the Fund during this tender offer period, please follow the instructions contained in the attached Offer to Purchase.
     As you may know, the board of managers of each of the Fund and the TEI Fund approved the reorganization of the TEI Fund with and into the Fund, whereby, effective as of October 1, 2011, the TEI Fund will transfer all of its assets and liabilities to the Fund and, in return, the Fund will issue Units to members of the TEI Fund in an amount equal to the value of their units in the TEI Fund. Additionally, in connection with this reorganization, the board of managers of Arden Sage Multi-Strategy TEI Master Fund, L.L.C. (formerly named Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C.) (the “TEI Master Fund”) approved the reorganization of the TEI Master Fund with and into Arden Sage Multi-Strategy Master Fund, L.L.C. (formerly named Robeco-Sage Multi-Strategy Master Fund, L.L.C.) (the “MS Master Fund”), whereby, effective as of October 1, 2011, the TEI Master Fund will transfer all of its assets and liabilities to the MS Master Fund and in return, the MS Master Fund will issue its units to members of the TEI Master Fund in an amount equal to the value of their units in the TEI Master Fund (both reorganizations are referred to as the “Reorganization”).
     As required by law, the Reorganization was approved by members of Arden Sage Multi-Strategy TEI Institutional Fund, L.L.C. at a meeting held on September 9, 2011 and by members of the TEI Fund, Arden Sage Triton Fund, L.L.C., and the TEI Master Fund at a meeting held on September 27, 2011. Therefore, effective October 1, 2011, you will become a member of the Fund and you will hold units of the Fund instead of the TEI Fund.

     In addition, on June 2, 2011, Robeco Groep, N.V. (“Robeco Groep”) and Arden Asset Management LLC (“Arden”) announced an agreement under which Robeco Groep will transfer to Arden management of Robeco Investment Management, Inc.’s (the “Adviser”) fund of hedge funds division, Robeco-Sage (the “Transaction”). The Transaction is expected to close effective October 1, 2011 (the “Closing”). The Fund’s currently effective investment advisory agreement with the Adviser will terminate in connection with the Transaction, effective upon the Closing, and Arden will become the investment adviser of the Fund. In connection with the Transaction, the Fund’s name has been changed to “Arden Sage Multi-Strategy Fund, L.L.C.” In addition, upon the Closing, Craig Krawiec will replace Timothy J. Stewart as a Manager of the Fund. Please refer to Section 8 for additional information about the Transaction and Arden.
INFORMATION ABOUT THE TENDER OFFER
     As described in the attached Offer to Purchase, the Fund is offering to purchase from Members up to $61 million of Units at a price equal to the net asset value of Units determined as of December 31, 2011. The tender offer period will begin on September 29, 2011 and will end at 12:00 midnight, Eastern time, on October 27, 2011. The purpose of the tender offer is to provide liquidity to members that hold Units. Units may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.
     Should you wish to tender all or a portion of your Units for purchase by the Fund during this tender offer period, please complete and return the enclosed Letter of Transmittal in the enclosed postage-paid envelope or by fax so that it arrives no later than October 27, 2011. If you do not wish to tender your Units, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO TENDER ANY OF YOUR UNITS AT THIS TIME.
     All tenders of Units must be received by UMB Fund Services, Inc. either by mail or by fax (if by fax, please deliver an original, executed copy promptly thereafter) in good order by October 27, 2011.
     If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call UMB Fund Services, Inc. at (877) 491-4991.
Sincerely,
Arden Sage Multi-Strategy Fund, L.L.C.